Exhibit 16.1

January 6, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  AHPC Holdings, Inc.
        File No. 0-17458

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of AHPC Holdings, Inc. dated January 6, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP